UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

US LEC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24061	56-2065535
(Commission File Number)	(IRS Employer Identification No.)

Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 319-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

US LEC Corp. (the “Company” or “US LEC”) and its subsidiaries entered into a security agreement on September 30, 2004, pursuant to which the Company and its subsidiaries granted a security interest in substantially all their assets to secure their obligations under the notes and guarantees described in Item 2.03 below. The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2004, US LEC issued and sold $150 million Second Priority Senior Secured Floating Rate Notes due 2009 through a private placement to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The notes were initially sold pursuant to a purchase agreement, dated September 23, 2004, among US LEC, its subsidiaries and Deutsche Bank Securities Inc. and Libertas Partners, LLC. The notes bear interest at an annual rate of six-month LIBOR (as defined) plus 8.50%. Interest is reset semi-annually and is payable on April 1 and October 1 of each year, beginning April 1, 2005. The notes mature on October 1, 2009. The notes are guaranteed by all of US LEC’s subsidiaries and are secured on a second priority basis by substantially all of US LEC’s and its subsidiaries’ assets.

US LEC used most of the net proceeds from the sale of the notes to repay in full its senior credit facility and senior subordinated notes. The balance of the net proceeds, approximately $15 million, was added to working capital and will be used for general corporate purposes. The senior credit facility was terminated and all of the senior subordinated notes were retired following repayment of the outstanding indebtedness. In connection with the issuance and sale on September 30, 2004, US LEC entered into an indenture, a registration rights agreement and a security agreement.

The indenture governing the notes was entered into among US LEC, its subsidiaries and U.S. Bank National Association, as Trustee, (the “Indenture”). The Indenture contains covenants which, subject to certain exceptions, limit the ability of US LEC and its subsidiaries to incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create certain liens on the assets of the Company or its subsidiaries. Upon a change of control, the Indenture requires the Company to make an offer to repurchase the notes at 101% of the principal amount, plus accrued interest. The Indenture allows US LEC to redeem the notes at redemption prices of 105.5%, 103.5% and 100.0% of the principal amount during the 12-month period beginning on October 1 of the years 2006, 2007 and 2008 and thereafter, respectively.

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Upon a continuing event of default, the trustee or the holders of 25% in principal amount of the outstanding notes may declare the principal of and accrued and unpaid interest on all the notes to be immediately due and payable, except that an event of default resulting from a bankruptcy or similar proceeding will automatically cause the notes to become due and payable. Events of default include, without limitation:

•	default continuing for 30 days in the payment of any installment of interest or, after notice to the Company, in the performance of any other covenant of the Indenture;

•	default in the payment of principal;

•	default in payment of principal or interest on, or breach of any other provision causing acceleration of, any other debt of the Company or any subsidiary whose aggregate principal amount is $5.0 million or more; or

•	default in the performance of the Security Agreement by the Company or any subsidiary.

The registration rights agreement among US LEC, its subsidiaries and Deutsche Bank Securities Inc. and Libertas Partners, LLC (the “Registration Rights Agreement”) requires US LEC to register under the Securities Act notes having substantially identical terms within specified time periods and to complete an exchange of the privately placed notes for the publicly registered notes or, if the exchange cannot be effected, to file and keep effective a shelf registration statement for resale of the privately placed notes. Failure of US LEC to comply with the registration and exchange requirements in the Registration Rights Agreement within specified time periods would require US LEC to pay as liquidated damages additional interest on the privately placed notes until the failure to comply is cured.

Under the security agreement among US LEC, its subsidiaries and U.S. Bank National Association, as Trustee, (the “Security Agreement”), US LEC and its subsidiaries pledged and granted to the Trustee for the Trustee’s benefit and for the benefit of the noteholders a security interest in substantially all their assets, including the capital stock of US LEC’s subsidiaries.

The notes have not been registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Form of Second Priority Senior Secured Floating Rate Note due 2009, Series A

4.2	Indenture, dated September 30, 2004, by and among US LEC Corp., as Issuer, the Guarantors party thereto, as Guarantors, and U.S. Bank National Association, as trustee, relating to the Second Priority Senior Secured Floating Rate Notes due 2009

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4.3	Registration Rights Agreement, dated September 30, 2004, by and among US LEC Corp., the Guarantors party thereto and Deutsche Bank Securities Inc. and Libertas Partners, LLC

4.4	Security Agreement, dated September 30, 2004, by and among US LEC Corp., the Guarantors party thereto and U.S. Bank National Association, as trustee

4.5	Trademark Security Agreement, dated September 30, 2004, by and among US LEC Corp. and U.S. Bank National Association, as trustee

10.1	Purchase Agreement, dated September 23, 2004, by and among US LEC Corp., the Guarantors party thereto and Deutsche Bank Securities Inc. and Libertas Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US LEC CORP.

By:	/S/ MICHAEL K. ROBINSON
Michael K. Robinson Chief Financial Officer and Executive Vice President

Dated: October 5, 2004

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INDEX TO EXHIBITS

    Exhibit No.         Description

4.1	Form of Second Priority Senior Secured Floating Rate Note due 2009, Series A

4.2	Indenture, dated September 30, 2004, by and among US LEC Corp., as Issuer, the Guarantors party thereto, as Guarantors, and U.S. Bank National Association, as trustee, relating to the Second Priority Senior Secured Floating Rate Notes due 2009

4.3	Registration Rights Agreement, dated September 30, 2004, by and among US LEC Corp., the Guarantors party thereto and Deutsche Bank Securities Inc. and Libertas Partners, LLC

4.4	Security Agreement, dated September 30, 2004, by and among US LEC Corp., the Guarantors party thereto and U.S. Bank National Association, as trustee

4.5	Trademark Security Agreement, dated September 30, 2004, by and among US LEC Corp. and U.S. Bank National Association, as trustee

10.1	Purchase Agreement, dated September 23, 2004, by and among US LEC Corp., the Guarantors party thereto and Deutsche Bank Securities Inc. and Libertas Partners, LLC

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